EXHIBIT 11.0
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                      SEACOR HOLDING, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                       Three Months Ended                  Six Months Ended
                                                                            June 30,                            June 30,
                                                                 -------------------------------   --------------------------------
                                                                      1996             1995              1996             1995
                                                                 --------------  ---------------   ---------------  ---------------
EARNINGS PER COMMON SHARE - ASSUMING NO
     DILUTION, AS ADJUSTED FOR COMMON STOCK
     EQUIVALENTS (a)..........................................   $         0.68  $         0.36    $           1.31  $         0.57

Weighted average shares outstanding...........................        9,840,314       7,435,320           9,835,707       7,318,781
Shares issuable from assumed conversion of common stock
     equivalents (a)..........................................          265,870         117,124             235,710          89,729
                                                                 --------------  --------------    ----------------  --------------
       Weighted average shares outstanding, as adjusted.......       10,106,184       7,552,444          10,071,417       7,408,510
                                                                 ==============  ==============    ================  ==============
EARNINGS PER COMMON SHARE - ASSUMING
     FULL DILUTION............................................   $         0.60  $         0.33    $           1.16  $         0.55

Weighted average shares outstanding...........................        9,840,314       7,435,320           9,835,707       7,318,781
Shares issuable from assumed conversion of common stock
     equivalents..............................................          271,403         145,842             271,403         145,842
Shares issuable from assumed conversion of
     6.0% Convertible Subordinated Notes......................        2,156,076       2,156,076           2,156,076       2,156,076
Shares issuable from assumed conversion of
     2.5% Convertible Subordinated Notes......................          156,650         156,650             156,650         156,650
                                                                 --------------  --------------    ----------------  --------------
       Weighted average shares outstanding, as adjusted.......       12,424,443       9,893,888          12,419,836       9,777,349
                                                                 ==============  ==============    ================  ==============
NET INCOME FOR EARNINGS PER COMMON
     SHARE COMPUTATION :
Net income for earnings per common share
     computation-- assuming no dilution.......................   $        6,916  $        2,684    $         13,239  $        4,221
     Interest on 6.0% Convertible Subordinated Notes,
       net of income tax effect...............................              539             547               1,078           1,105
     Interest and debt discount on 2.5% Convertible
       Subordinated Notes, net of income tax effect...........               37              37                  74              75
                                                                 --------------  --------------    ----------------  --------------
Net income for earnings per common share
     computation-- assuming full dilution, as adjusted........   $        7,492  $        3,268    $         14,391  $        5,401
                                                                 ==============  ==============    ================  ==============

(a)  This computation is submitted in accordance with Regulation S-K item 601
     (b) (11). For the periods noted, it is contrary to APB Opinion No. 15 as per footnote to paragraph 14 which does not require the inclusion of common stock equivalents in the earnings per share calculation if the dilutive effect is less than 3%.
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